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                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          IGEL ACQUISITION CO. PTE LTD;


                          IGEL C.M. LABORATORY PTE LTD;


                   INTERNATIONAL VISION LABORATORIES PTE LTD;


                            IGEL VISIONCARE PTE LTD;

                                       AND

              THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGE HERETO


                                 04TH MAY, 2002

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                                TABLE OF CONTENTS

                                TABLE OF CONTENTS

                                                                                       PAGE
1.   DEFINITIONS.........................................................................5
2.   BASIC TRANSACTION...................................................................9
     (a)    PURCHASE AND SALE OF ACQUIRED ASSETS AND GRANT OF LICENSE....................9
     (b)    ASSUMPTION OF LIABILITIES....................................................9
     (c)    PURCHASE PRICE..............................................................10
     (d)    THE CLOSING.................................................................10
     (e)    DELIVERIES AT THE CLOSING...................................................10
     (f)    ALLOCATION..................................................................11
     (g)    RISK........................................................................11
3.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS..................11
     (a)    ORGANIZATION OF THE SELLER..................................................12
     (b)    PERMITS.....................................................................12
     (c)    AUTHORIZATION OF TRANSACTION................................................12
     (d)    NONCONTRAVENTION............................................................12
     (e)    BROKERS' FEES...............................................................13
     (f)    TITLE TO ACQUIRED ASSETS....................................................13
     (g)    FINANCIAL STATEMENTS........................................................13
     (h)    EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END............................13
     (i)    UNDISCLOSED LIABILITIES.....................................................14
     (j)    LEGAL COMPLIANCE............................................................14
     (k)    TAX MATTERS.................................................................14
     (l)    REAL PROPERTY...............................................................14
     (m)    INTELLECTUAL PROPERTY.......................................................16
     (n)    TANGIBLE ASSETS.............................................................19
     (o)    SUFFICIENCY OF ACQUIRED ASSETS..............................................19
     (p)    CONTRACTS...................................................................19
     (q)    INSURANCE...................................................................19
     (r)    LITIGATION..................................................................20
     (s)    WARRANTIES..................................................................20
     (t)    GUARANTIES..................................................................20
     (u)    EMPLOYEES...................................................................20
     (v)    EMPLOYEE BENEFITS...........................................................20
     (w)    ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS...................................20
     (x)    INVESTMENT IN SHARES........................................................22
     (y)    DISCLOSURE..................................................................23
4.   REPRESENTATIONS AND WARRANTIES OF THE BUYER........................................23
     (a)    ORGANIZATION OF THE BUYER...................................................23
     (b)    AUTHORIZATION OF TRANSACTION................................................24
     (c)    NON-CONTRAVENTION...........................................................24
     (d)    NO PROCEEDING...............................................................24
     (e)    NO ORDER....................................................................25
     (f)    SECURITIES FILINGS,.........................................................25
     (g)    SHARES......................................................................25
     (h)    BROKERS' FEES...............................................................25

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
     (i)  DISCLOSURE....................................................................25
5.   PRE-CLOSING COVENANTS..............................................................25
     (a)    GENERAL.....................................................................25
     (b)    NOTICES AND CONSENTS........................................................25
     (c)    OPERATION OF THE ACQUIRED ASSETS............................................26
     (d)    PRESERVATION OF BUSINESS....................................................26
     (e)    FULL ACCESS.................................................................26
     (f)    NOTICE OF DEVELOPMENTS......................................................26
     (g)    EXCLUSIVITY.................................................................26
     (h)    CONFIDENTIALLY..............................................................27
     (i)    REGISTRATION STATEMENT......................................................27
     (j)    UNDERTAKINGS OF THE SELLER RELATING, TO EMPLOYEES...........................28
     (k)    UNDERTAKINGS OF THE SELLER RELATING TO LEASEHOLD PROPERTY...................28
6.   CONDITIONS TO OBLIGATION TO CLOSE..................................................29
     (a)    CONDITIONS TO OBLIGATION OF THE BUYER.......................................29
     (b)    CONDITIONS TO OBLIGATION OF THE SELLER......................................31
7.   TERMINATION........................................................................32
     (a)    TERMINATION OF AGREEMENT....................................................32
     (b)    EFFECT OF TERMINATION.......................................................33
8.   POST-CLOSING COVENANTS.............................................................33
     (a)    GENERAL ....................................................................33
     (b)    LITIGATION SUPPORT..........................................................33
     (e)    TRANSITION..................................................................34
     (d)    CONFIDENTIALITY.............................................................34
     (e)    COVENANT NOT TO COMPETE.....................................................34
     (f)    SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................................35
     (g)    THIRD PARTY CONSENTS........................................................35
     (h)    INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.........................35
     (i)    INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER AND THE SHAREHOLDERS...37
     (j)    MATTERS INVOLVING THIRD-PARTIES.............................................37
     (k)    NATURE AND LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.......................38
     (l)    REPAYMENT OF LOANS..........................................................38
     (m)    LICENSE RIGHTS..............................................................39
9.   ESCROW AGREEMENT...................................................................39
10.  MISCELLANEOUS......................................................................39
     (a)    PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.....................................39
     (b)    NO THIRD-PARTY BENEFICIARIES................................................39
     (c)    ENTIRE AGREEMENT............................................................39
     (d)    SUCCESSION AND ASSIGNMENT...................................................40
     (e)    COUNTERPARTS................................................................40
     (f)    HEADINGS....................................................................40
     (g)    NOTICES.....................................................................40
     (h)    GOVERNING LAW...............................................................41
     (i)    DISPUTE RESOLUTION..........................................................41
     (j)    AMENDMENTS AND WAIVERS......................................................42
     (k)    SEVERABILITY................................................................42
     (l)    EXPENSES....................................................................42
     (m)    CONSTRUCTION................................................................42
     (n)    INCORPORATION OF EXHIBITS AND SCHEDULES.....................................42

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
     (o)    SPECIFIC PERFORMANCE........................................................42
EXHIBIT A ACQUIRED ASSETS...............................................................45
     EXHIBIT A-1 CUSTOMER CONTRACTS AND CUSTOMER LIST...................................46
     EXHIBIT A-2 PROPRIETARY INFORMATION AND PROCESSES..................................47
     EXHIBIT A-3 BUSINESS NAMES AND TELEPHONE NUMBERS...................................48
     EXHIBIT A-4 AGREEMENTS.............................................................49
     EXHIBIT A-5 TANGIBLE PERSONAL PROPERTY.............................................50
     EXHIBIT A-6 INVENTORY..............................................................51
     EXHIBIT A-7 INTELLECTUAL PROPERTY..................................................52
     EXHIBIT A-8 PERMITS................................................................53
EXHIBIT B KEY EMPLOYEES.................................................................54
EXHIBIT C EMPLOYMENT AGREEMENT..........................................................55
EXHIBIT D BILL OF SALE..................................................................70
EXHIBIT E ASSIGNMENT AND ASSUMPTION OF CONTRACTS........................................72
EXHIBIT F FINANCIAL STATEMENTS..........................................................76
EXHIBIT G OPINION OF PATENT COUNSEL TO THE SELLER.......................................77
EXHIBIT H ESCROW AGREEMENT..............................................................78
EXHIBIT I ALLOCATION OF PURCHASE PRICE..................................................96
EXHIBIT J ASSIGNMENT OF LEASE AGREEMENT.................................................97
EXHIBIT K DEED OF SURRENDER............................................................104
EXHIBIT L NOVATION AGREEMENT...........................................................107
EXHIBIT M UNDERTAKING FROM THE PARENT..................................................112
DISCLOSURE SCHEDULE....................................................................114
     Assumed Liabilities:..............................................................129

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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of this 04th day of May 2002 by and among IGEL ACQUISITION CO. PTE LTD, a Singapore private company (the "Buyer"); IGEL VISIONCARE PTE LTD, a Singapore private company (the "Company"); IGEL C.M. LABORATORY PTE LTD, a Singapore private company; and INTERNATIONAL VISION LABORATORIES PTE LTD, a Singapore private company (collectively, "IGEL Subsidiaries"); and SINDUCHAJANA SULISTYO, an individual; and STEPHEN D. NEWMAN, an individual (collectively, the "Shareholders"). The Company and the IGEL Subsidiaries are sometimes referred to collectively herein as the "Seller" and any reference to the Seller, although appearing in the singular, shall unless the context otherwise requires, include a reference to each one of the aforesaid entities and all of them. The Buyer, the Seller and the Shareholders are sometimes referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets of the Seller in return for the consideration hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   DEFINITIONS.

     "ACQUIRED ASSETS" means all right, title, and interest in and to the assets of the Seller set forth on Exhibit A hereto.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, Orders, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorney's fees and expenses involving or relating to the Acquired Assets, PROVIDED HOWEVER that Adverse Consequences shall not include consequential, incidental or punitive damages.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "ASSIGNMENT AND ASSUMPTION OF CONTRACTS" has the meaning set forth in
Section 2(e) below.

     "ASSUMED LIABILITIES" means (a) all obligations of the Seller arising in the Ordinary Course of Business from and after the Closing Date under the agreements referred to in the definition of Acquired Assets, and (b) save to the extent qualified therein, those other Liabilities and obligations of the Seller specifically set forth in an appendix to the Disclosure Schedule under an express statement (that the Buyer has initialed) to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; PROVIDED, HOWEVER, that the Assumed Liabilities shall not include
(i) any Liability of the Seller for Taxes, (ii) any Liability of the Seller for the unpaid Taxes of any Person (other than of the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise, (iii) any obligations of the Seller to indemnify any Person (including any of the Shareholders) by reason of the fact that such

                                        5
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Person was a manager, officer, employee, or agent of the Seller or was serving at the request of any such entity as a partner, trustee, manager, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (v) any Liability or obligation of the Seller under this Agreement, or (vi) any other Liability or other obligation of the Seller not specifically set forth in an appendix to the Disclosure Schedule and specifically agreed to by the Buyer.

     "BILL OF SALE" has the meaning set forth in Section 2(e) below.

     "BUYER" has the meaning set forth in the preface above.

     "CASH PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

     "CLOSING" has the meaning set forth in Section 2(d) below.

     "CLOSING DATE" has the meaning set forth in Section 2(d) below,

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning set forth in the preface above.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Seller, Buyer or the Parent (as defined below), excluding such information concerning the businesses and affairs of the Seller that relates to the manufacture of contact lenses by lathing, that is not already generally available to the public and that is not generally known in the contact lens industry.

     "CONSENT" means any approval, authorization, consent, ratification, waiver, exemption or variance by or on behalf of any Person other than a Party.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

     "EMPLOYEE BENEFIT PLAN" means any deferred compensation or retirement plan, or arrangement, pension schemes, social security schemes, welfare plans, retirement, death or disability benefit schemes and other employee benefits, bonus, or incentive plans or programs, or any profit sharing, incentive, bonus or equity participation arrangement, including any mandatory benefits or schemes which are imposed by applicable Laws.

     "EMPLOYMENT AGREEMENT" has the meaning set forth in Section 2(e) below.

     "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all Laws, all federal, state, local and foreign statutes, regulations, ordinances, directives and other provisions having the force or effect of law, all judicial and administrative Orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals,

                                        6
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petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as a mended and as now or hereafter in effect.

     "ESCROW AGENT" means the escrow agent appointed and serving pursuant to the Escrow Agreement.

     "ESCROW AGREEMENT" means the Escrow Agreement to be dated as of the Closing Date, substantially in the form attached hereto as Exhibit H.

     "ESCROW FUND" has the meaning set forth in Section 9 below.

     "FDA" means the U.S. Food and Drug Administration.

     "GAAP" means Singapore generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any United States, Singapore or foreign federal, state or local government or governmental authority, agency, political subdivision, bureau, department or instrumentality; any court or arbitration panel of competent jurisdiction; any stock exchange or automated inter-dealer quotation system on which any securities of the Parties are listed, admitted to trading or included for quotation.

     "IGEL SUBSIDIARIES" has the meaning set out in the preface above.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, logos, trade names, domain names, corporate names and IP addresses, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "KEY EMPLOYEES" means those key employees of the Seller that are listed on Exhibit B hereto.

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "LAW" means any statute, rule, regulation or ordinance of any Governmental Authority.

     "LEASEHOLD PROPERTY" means the property situated at 139 Joo Seng Road, Singapore together with all buildings and fixtures located or situated thereon, and "Leasehold Interest" means all rights, title and interest in and to the Leasehold Property that may be vested in

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International Vision Laboratories Pte Ltd including that arising pursuant to the
Building Agreement dated 1 November 1993, entered into between the Housing and Development Board of Singapore and International Vision Laboratories Pte Ltd.

     "LIABILITY" OR "LIABILITIES" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect on the Acquired Assets, the Seller or their respective businesses or operations or the sale and transfer of the Acquired Assets to the Buyer pursuant to this Agreement.

     "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3(g) below.

     "MOST RECENT MONTH END" has the meaning set forth in Section 3(g) below.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 3(g) below.

     "NOTICE" means giving any notice to, or making any declaration or filing, or registration or recordation, with any Person.

     "ORDER" means any judgment, order, writ, decree, award, directive, ruling or decision of any Governmental Authority.

     "ORDINARY COURSE-OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARENT" means 1-800 Contacts, Inc., a Delaware corporation.

     "PARTY" or "PARTIES" have the meaning set forth in the preface above.

     "PERMITS" means all concessions, permits, licenses, authorizations, approvals, certificates, registrations and Consents of the Seller with respect to the Acquired Assets and/or their respective use and exploitation, including, but not limited to (i) any permits from any Governmental Authority or Laws of any U.S., Singapore or other foreign Governmental Authority having jurisdiction over the Seller and their assets and operations, and (ii) any ISO certifications, CE certifications, manufacturing approvals, approvals and certifications given by the FDA and any similar Governmental Authority in Singapore or other jurisdictions.

     "PERMITTED LIEN" means a Security Interest that secures any Assumed Liability or that (i) secures the payment of unpaid Taxes that are currently due and not yet delinquent; (ii) is a carriers', warehousemen's, mechanics' or other similar Security Interest arising in the Ordinary Course of Business; (iii) arises out of pledges or deposits under unemployment insurance or worker's compensation, pension or other social security or retirement benefits that are currently due and not yet delinquent; or (iv) is a utility easement, building restriction or other encumbrance or charge against real property which is of a nature generally existing with respect to properties of a similar character and which does not materially affect their marketability or interfere with their intended use.

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     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority.

     "PROCEEDING" means any action, suit, arbitration, audit, hearing, investigation or other proceeding, at law or in equity, before or by any Governmental Authority.

     "PURCHASE PRICE" has the meaning set forth in Section 2(c) below.

     "SECURITY INTEREST" means any interest or equity" of any Person (including any right to acquire, option or right of first refusal) or any mortgage, pledge, lien, encumbrance, charge, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement or other security interest.

     "SELLER" has the meaning set forth in the preface above.

     "SHAREHOLDERS" has the meaning set forth in the preface above.

     "SHARES" has the meaning set forth in Section 2(c) below.

     "SINGAPORE DOLLARS" means the official currency of the Republic of Singapore.

     "TAX" means where applicable, any U.S. or Singapore federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, goods and services, compulsory statutory contributions and saving schemes, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX REFUND" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof

     "TRANSACTION DOCUMENT" means this Agreement and each other agreement, instrument, certificate or other document to be executed and/or delivered by a Party pursuant hereto

     2.   BASIC TRANSACTION.

          (a) PURCHASE AND SALE OF ACQUIRED ASSETS AND GRANT OF LICENSE. On and subject to the terms and conditions of this Agreement and for the consideration specified below in this Section 2, the Seller agrees to sell, transfer, convey, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller, all of the Acquired Assets at the Closing, free and clear from any Liabilities, other than the Assumed Liabilities, and free and clear of all Security Interests, other than the Permitted Liens.

          (b) ASSUMPTION OF LIABILITIES, On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible, for the Assumed Liabilities at the Closing, However, the Buyer will not assume or have any

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     responsibility, whatsoever, with respect to any other obligation or
     Liability of the Seller not expressly included within the definition of Assumed Liabilities.

          (c) PURCHASE PRICE. In exchange for the Acquired Assets, the aggregate purchase price (the "Purchase Price") shall be (i) Eight Million Singapore Dollars (SGD8,000,000.00), to be paid by the Buyer to such bank account as may be jointly nominated by the Company and the IGEL Subsidiaries in writing at the Closing by wire transfer or other immediately available funds (the "Cash Purchase Price"), and (ii) 700,000 restricted shares of the common stock of the Parent (the "Shares") to be delivered at the Closing by the Buyer to the Escrow Agent, to be held in escrow pursuant to the Escrow Agreement. The Parties agree that the Shares shall be released to the Seller by the Escrow Agent only pursuant to the conditions set forth in the Escrow Agreement.

          (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place in person or by telephone conference call, or at the corporate headquarters of the Buyer, 66 East Wadsworth Park Drive, 3rd Floor, Draper, Utah 84020, or such other place as the parties may mutually agree, commencing at 10:00 a.m. local time on the earlier of (i) the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or (ii) July 31, 2002 (the "Closing Date"); provided, however, that the Closing Date may be extended upon mutual written agreement of the Parties.

          (e)  DELIVERIES AT THE CLOSING. At the Closing:

               i    the Buyer will deliver to the Seller: (A) the certificate
          referred to in Section 6(b)(v) below, (B) the Purchase Price specified in Section 2(c) above, (C) a counterpart of the novation agreements to be made by and among the Buyer, the Seller and the owners of the assets, machinery and/or equipment comprised in the hire purchase agreements included in the list of Assumed Liabilities in the Disclosure Schedule, in the form attached hereto as Exhibit L (the "Novation Agreements"), duly executed by the Buyer, (D) a counterpart of an employment agreement duly executed by the Buyer in respect of the employment of Mr. Stephen D. Newman, which shall be in the form attached hereto as Exhibit C (the "Employment Agreement"), (E) a counterpart of the Escrow Agreement duly executed by the Buyer and the Escrow Agent, (and (F) an undertaking in writing in the form set out in Exhibit M from the parent that it will comply with the provisions of and perform the obligations set out in Section 5(i);

               ii   the Seller and the Shareholders will deliver to the Buyer:
          (A) the Acquired Assets, including those listed in Exhibits A-5 and A-6, (B) the various certificates, instruments, and documents referred to in Section 6(a)(iv), (v), (vii) and (xiv) below, (C) the Novation Agreements, each duly executed by the Seller and the relevant owner of the assets, machinery and/or equipment comprised in the hire purchase agreement to be novated, (D) a bill of sale in the form attached hereto as Exhibit D (the "Bill of Sale") duly executed by the Seller for purposes of execution and completion by the Buyer, (E) an assignment and assumption of contracts agreement in the form attached hereto

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          as Exhibit E (the "Assignment and Assumption of Contracts"), duly executed by the Seller for purposes of execution and completion by the Buyer, (F) a counterpart of the Escrow Agreement, duly executed by the Seller, (G) a duly executed assignment/transfer by International Vision Laboratories Pte Ltd to the Buyer of the Leasehold Interest, which assignment/transfer shall be in substantially the form attached hereto as Exhibit J, subject to such further amendments or modifications as may be necessary to meet such additional requirements of, or to incorporate such terms and conditions as may be imposed by, the relevant Government Authority, and accepted by the Buyer acting reasonably, for purposes of execution and completion by the Parties, and provided further that the assignment/transfer shall also be effective to convey all rights, title and interests of International Vision Laboratories Pte Ltd in and to all subleases subsisting as at Closing (except for the subleases described in paragraph (I) below) granted by International Vision Laboratories Pte Ltd in respect of any part of the Leasehold Property, (H) payment by way of bank draft drawn on a bank acceptable to the Buyer in respect of any and all deposits received under all subleases (except for the subleases described in paragraph (I) below) granted by International Vision Laboratories Pte Ltd in respect of any part of the Leasehold Property, (I) duly executed agreements evidencing the termination by mutual agreement of the existing subleases entered into between International Vision Laboratories Pte Ltd and (aa) IGEL CM Laboratory Pte Ltd in respect of Units 04-01, 04-02, 06-02, BI-01, 04-03, 04-04 and 05-01 of the
          Leasehold Property, and (bb) Alliance Technology And Development Limited in respect of Unit 06-01 of the Leasehold Property, and (cc) IGEL Far East Pte Ltd in respect of Unit #05-01 of the Leasehold Property in substantially the form attached hereto as Exhibit K (the "Deeds of Surrender"), (J) a counterpart of the Employment Agreement duly executed by Mr. Stephen D. Newman, () (K) an opinion from patent counsel to the Seller in the form attached hereto as Exhibit G addressed to the Buyer and dated as of the Closing Date, and (L) certified extracts of resolutions of the general meeting of shareholders of the Company and each of the IGEL Subsidiaries respectively approving the sale and transfer of the Acquired Assets from each of them to the Buyer pursuant to this Agreement; and

               iii each Party shall deliver such other instruments of sale, transfer, conveyance, and assignment as the other Party and its counsel reasonably may request.

          (f) ALLOCATION. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in the manner set forth in Exhibit I.

          (g) RISK. All risk of loss of or damage to the Acquired Assets including the Leasehold Property shall remain with the Seller up to and until Closing.

     3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS. The Seller and the Shareholders jointly and severally represent and warrant to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3:

          (a) ORGANIZATION OF THE SELLER. Each of the Seller is a company duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and it has full power and authority to own its assets and carry on its business as and in the places where such assets are located or such business is conducted, except where it would not reasonably be expected to have a Material Adverse Effect. Complete and correct copies of the Certificates of Incorporation, including all amendments thereto as of the date hereof, and Bylaws of each of the Seller, including all amendments thereto as of the date hereof, have been delivered or made available to the Buyer.

          (b) PERMITS. Section 3(b) of the Disclosure Schedule sets forth all Permits. The Permits set forth in Section 3(b) of the Disclosure Schedule constitute all of the Permits that the Seller has and that have been necessary to enable the Seller to operate the Acquired Assets and the businesses of the Seller as currently conducted by them (except for any concessions, Permits, licenses, authorizations, approvals, certificates, registrations and Consents as to which the failure to have would not reasonably be expected to have a Material Adverse Effect) and that complete copies of those Permits are attached to Section 3(b) of the Disclosure Schedule. The Seller and the Shareholders further jointly and severally represent and warrant that, except as set forth in Section 3(b) of the Disclosure Schedule, (i) the Seller has title to, and full right to assign, the Permits free and clear of any Liabilities to the Buyer, (ii) the Seller will transfer, assign, and deliver all of the Permits to the Buyer at the Closing, and (iii) upon their assignment and transfer to the Buyer, the Permits will be valid and in fall force and effect,

          (c) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority, and each of the Shareholders have full capacity, to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which it is a party by the Seller and the performance of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate actions on the part of the Seller (including without limitation the adoption of this Agreement). This Agreement has been, and each other Transaction Document to which the Seller or any of the Shareholders is a party will be, duly executed and delivered by the Seller and/or the relevant Shareholder, as the case may be, and this Agreement is, and each other Transaction Document to which the Seller or any of the Shareholders is a party, when so executed and delivered, will be, a legally valid and binding obligation of the Seller or such Shareholder, as the case may be, and enforceable against the relevant Party in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and (ii) equitable principles limiting the availability of specific performance, injunctive relief and other equitable remedies.

          (d) NONCONTRAVENTION. The execution and delivery of this Agreement by the Seller and the Shareholders do not, and the execution and delivery of each other Transaction Document (to which it may be a party) by the Seller and the respective

     Shareholders, and the performance by the Seller and the Shareholders of their respective obligations hereunder and thereunder will not, violate any applicable Law or any provision of the Certificate of Incorporation or Bylaws of the Seller, and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Security Interest upon the Seller or any of the Acquired Assets or the acceleration of the maturity or date of payment or other performance of any obligation of the Seller or any of the Shareholders, other than any violation, conflict, breach, default, right of termination or cancellation, excuse of performance, Security Interest or acceleration that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Proceeding is pending, or, to the Knowledge of the Seller or any of the Shareholders, threatened against or affecting the business, assets or operations of the Seller or threatened against or affecting any of the Shareholders, in which an unfavorable Order would prohibit, invalidate or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby. There is no Order enjoining the Seller or any of the Shareholders in respect of, or the effect of which is to prohibit or curtail its performance of, its obligations under this Agreement or any other Transaction Document.

          (e) BROKERS' FEES. Neither the Seller nor any of the Shareholders has employed or engaged any Person to act as a broker, finder or other intermediary in connection with the transactions contemplated hereby, no Person is entitled to any fee, commission or other compensation relating to any such employment or engagement by the Seller or any of the Shareholders, and the Buyer and the Parent shall have no Liability whatsoever to any such broker, finder or intermediary.

          (f) TITLE TO ACQUIRED ASSETS. As of the date of Closing, the Seller shall deliver to the Buyer good and marketable title to all of the Acquired Assets, free and clear of any Liabilities, debts, obligations, claims, limitations, other than Assumed Liabilities, and free and clear of Security Interests, other than the Permitted Liens.

          (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit F are the following financial statements: (i) audited balance sheet and statement of income for the IGEL Subsidiaries as of and for the two-year period ended December 31, 2000 and December 31, 2001 (the "Most Recent Fiscal Year End"), and (ii) unaudited balance sheet and statement of income as of and for the two-month period ended February 28, 2002 (the "Most Recent Month End") (collectively, the "Most Recent Financial Statements"). The Most Recent Financial Statements (without any notes thereto) have been prepared in accordance with GAAP on a consistent basis throughout the periods covered thereby, and are true, correct, and complete.

          (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth in Section 3(h) of the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the, Acquired Assets, or the Seller, and the Seller and the Acquired Assets have been operated by the Seller solely in the Ordinary Course of Business, consistent with past practices.

          (i) UNDISCLOSED LIABILITIES. Except as set forth in Section 3(i) of the Disclosure Schedule, the Seller has no Liability with respect to (i) the Acquired Assets (and to the Knowledge of the Seller and each of the Shareholders, there is no basis for any present or future Proceeding, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for Liabilities set forth on the Most Recent Financial Statements (including in any notes thereto), and (ii) Liabilities which have arisen after the Most Recent Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law).

          (j) LEGAL COMPLIANCE. Except as set forth in Section 30) of the Disclosure Schedule, the Seller has complied in all material respects with all applicable Laws (including rules, regulations, codes, plans, injunctions, Orders and charges thereunder) of Governmental Authorities, with respect to the Acquired Assets, and no Proceeding, charge, complaint (including any unresolved administrative agency complaint), claim, demand, or Notice has been filed or commenced against the Seller alleging any failure to so comply.

          (k) TAX MATTERS. The Seller has timely filed all Tax Returns with respect to the ownership and operation of the Acquired Assets. Except as set forth in Section 3(k) of the Disclosure Schedule, the Seller has paid all Taxes that would be due assuming such Tax Returns were properly prepared, no Liability exists for any unpaid Taxes of the Seller or relative to the Acquired Assets prior to the Closing, except for Taxes accrued but not yet due, and the Buyer shall have no Liability for Taxes attributable to the Seller, attributable to the Seller's operations with respect to the Acquired Assets, or attributable to any periods prior to the Closing, except for Taxes accrued but not yet due.

          (I) REAL PROPERTY. Save and except for the Leasehold Property, the Seller does not own any real property. Section 3(I) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller related to the Acquired Assets, The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in
     Section 3(I) of the Disclosure Schedule (as amended to date), and all Consents and Permits that may be required for the grant of such said leases and subleases. Other than such leases or subleases, the Acquired Assets do not include any Teal property or any interests therein. With respect to each lease and sublease listed in Section 3(I) of the Disclosure Schedule:

               i    the Seller has good and marketable leasehold title to the
          real property subject to the lease or sublease, and to the buildings and fixtures located or situated thereon, free from any Security Interest (other than the Permitted Liens) and free from any leases, tenancies, claims, covenants, restrictions, conditions or other agreement (save for the subleases listed in Section 3(c) of the Disclosure Schedule and the covenants, restrictions, conditions and agreement contained in the Building Agreement/Agreement for Lease dated 1 November 1993), and the Seller has exclusive and unfettered use of the said real property, buildings and fixtures subject only to the terms of the relevant lease and/or sublease and the terms of the Building Agreement/Agreement for Lease;

               ii   to the Knowledge of the Seller and each of the Shareholders, the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except in the case of any sublease granted by the Seller where the illegality, invalidity, non-binding nature, unenforceability or ineffectiveness would not be reasonably expected to have a Material Adverse Effect;

               iii to the Knowledge of the Seller and each of the Shareholders, each such sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except where the illegality, invalidity, nonbinding nature, unenforceability or ineffectiveness would not have a Material Adverse Effect;

               iv   the grant of the lease or sublease has been made with the
          Consent of all head landlords and relevant authorities and other interested Persons and all conditions attached to such Consents have been complied with in all material respects;

               v    the Seller has not received Notice of any breach or default by it under any such lease or sublease and, to the Knowledge of the Seller and each of the Shareholders, (A) neither the Seller nor any other party to any such lease or sublease is in breach or default thereunder and (B) no event has occurred which, with Notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               vi   the Seller has not, and to the Knowledge of the Seller and
          each of the Shareholders, no other party to the lease or sublease, has repudiated any provision thereof, and there are no circumstances which could entitle any Person to exercise any powers of forfeiture, entry and/or taking of possession or which could otherwise restrict or prejudice the continued use and possession of the real property (subject to the lease or sublease) or the buildings and fixtures located or situated thereon;

               vii to the Knowledge of the Seller and each of the Shareholders, there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease or affecting the real property, subject to the lease or the sublease or the buildings and fixtures located thereon;

               viii with respect to each sublease, the representations and warranties set forth in subscriptions (i) through (vii) above are true and correct with respect to the underlying lease;

               ix   Section 3(l)(ix) of the Disclosure Schedule sets forth the terms and any relevant information regarding any assignment, transfer, conveyance, mortgage, deed in trust, or encumbrance related to the Leasehold Property and the Seller has complied in all material respects and are in compliance in all material respects with the terms and conditions of any such assignment, transfer, conveyance, mortgage, deed of trust or encumbrance;

               x    the current use of the real property subject to the lease or sublease, the buildings and fixtures located or situated thereon, and all machinery and equipment therein, and the conduct of any business therein as presently conducted, complies with all applicable Laws, Consents and Permits and all contractual obligations owed by the Seller to any Person;

               xi   all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and Permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Permits and Laws, except where the failure so to operate any such facility would-not reasonably be expected to have a Material Adverse Effect;

               xii all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of the facilities by the Seller until the Closing;

               xiii the Seller has paid all rents, Taxes, assessments, impositions and outgoings in respect of the real property held under the lease or sublease (whether imposed by agreement, Law or otherwise) as and when they fall due and the Seller is not in arrears in respect of such payments; and

               xiv To the best of the Seller's knowledge, no structural or other material defects have appeared affecting the buildings and fixtures on or comprising any of the real property subject to the lease or sublease; and all Laws, Permits, Consents and contractual obligations owed by the Seller to any Person, have been complied with for the construction, alteration and/or maintenance of the real property, its buildings and fixtures.

          For the purposes of this Agreement, including Section 3(l), the references to a lease include an agreement to lease, and the references to real property include any property which is the subject of an agreement to lease.

          (m)  INTELLECTUAL PROPERTY.

               i    The Seller owns or possesses or has the right to use,
          pursuant to a valid and enforceable, written license, sublicense, agreement, or permission of the all Intellectual Property necessary for the operation of the businesses of the Seller and the Acquired Assets as presently conducted and as presently proposed to be conducted. Except as set forth in Section 3(m)(i) of the Disclosure Schedule, each item of Intellectual Property owned or used by the Seller with respect to the Acquired Assets immediately prior to the Closing hereunder will be owned or available for use by the Buyer on substantially in identical terms and conditions immediately subsequent to the Closing hereunder. The seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses, including the filing of a PCT patent application which designates all PCT Treaty Countries to complete Australian provisional patent application no. PR5117 by 20 May 2002.

               ii   Except as set forth on Section 3(m)(ii) of the Disclosure
          Schedule, to the Seller's knowledge, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any

          Intellectual Property rights Of third parties, and the Seller and directors and officers (and employees with responsibility for Intellectual Property Matters) of the Seller have never received any charge, complaint, claim, demand, or Notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Seller and each of the Shareholders, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

               iii Section 3(m)(iii) of the Disclosure Schedule identifies each patent or registration that has been issued to the Seller with respect to any of its Intellectual Property related to the Acquired Assets, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property related to the Acquired Assets, and identifies each license, sublicense, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property related to the Acquired Assets (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(m)(iii) of the Disclosure Schedule also identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each material unregistered copyright used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3(m)(iii) of the Disclosure Schedule:

                    (1) the Seller owns and possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction or limitation regarding use or disclosure;

                    (2) the item is not subject to any outstanding injunction, Order or charge;

                    (3) no Proceeding, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller or any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

                    (4) the Seller has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

                    (5) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Seller, including without limitation, a failure by the Seller to pay any required maintenance fees).

               iv   Section 3(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property related to the Acquired Assets that any third party owns and that the Seller uses pursuant to a license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(m)(iv) of the Disclosure Schedule:

                    (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (3) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with Notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (4) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (5) with respect to each sublicense, the representations and warranties set forth in subsections (1) through (4) above are true and correct with respect to the underlying license;

                    (6) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, Order, decree, ruling, or charge;

                    (7) no Proceeding, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and each of the Shareholders, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

                    (8) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               v    To the Knowledge of the Seller and the directors and
          officers (and employees with responsibility for Intellectual Property matters) of the Seller and each of the Shareholders: (1) the Seller has not in the past nor will the Seller interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted; (2) there are no facts that indicate a likelihood of any of the foregoing; and (3) no Notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property related to the Acquired Assets from any third party) have been received.

               vi   The Seller has taken all necessary and desirable action to maintain and protect all of the Intellectual Property of the Seller and will continue to maintain and protect all of the Intellectual Property of the Seller prior to Closing so as not to adversely affect the validity or enforceability thereof. To the Knowledge of the Seller and each of the Shareholders, the owners of any of the Intellectual Property licensed to the Seller has taken all necessary and desirable action to maintain and protect the Intellectual Property covered by such license.

               vii The Seller has complied in all material respects with, and is presently in compliance in all material respects with, all Singapore Laws and currently endeavors to comply in all material respects with, U.S. and any other applicable foreign federal, state, local, governmental (including, but not limited to, the Federal Trade Commission and State Attorneys General), administrative or regulatory Laws, regulations, guidelines and rules applicable to any Intellectual Property related to the Acquired Assets and the Seller shall take all steps necessary to ensure such compliance until Closing.

          (n) TANGIBLE ASSETS. Except as disclosed in Section 3(n) of the Disclosure Schedule, the Seller owns all tangible assets comprising the Acquired Assets. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

          (o) SUFFICIENCY OF ACQUIRED ASSETS. The Acquired Assets comprise all of the assets necessary to the business of the Seller as currently conducted by the Seller, and are sufficient to serve in a proper and adequate manner the customer base of the Seller in the manner currently serviced by the Seller, except where it would not reasonably be expected to have a Material Adverse Effect.

          (p) CONTRACTS. Except as set forth in Section 3(p) of the Disclosure Schedule, no material contracts or other agreements exist relating to the Acquired Assets to which any of the Seller and/or its Affiliates are a party.

          (q) INSURANCE. The Acquired Assets, other than Intellectual Property related to the Acquired Assets, have been, and will be until the Closing Date, covered by an insurance policy (providing property, casualty, and Liability coverage) insuring the Acquired Assets, excluding Intellectual Property related to the Acquired Assets and a copy of such insurance policy is attached to Section 3(q) of the Disclosure Schedule.

          (r) LITIGATION. Except as set forth in Section 3(r) of the Disclosure Schedule, the Seller is not (i) subject to any outstanding Order or hearing, relative to the Acquired Assets (including, but not limited to, regulatory proceedings and unresolved FDA or other complaints), and/or (ii) a party or, to the Knowledge of the Seller and each of the Shareholders, threatened to be made a party to any Proceeding with respect to the Acquired Assets. The Seller does not have any reason to believe that any such Proceeding may be brought or threatened against the Seller relative to the Acquired Assets.

          (s) WARRANTIES. Except as set forth in Section 3(s) of the Disclosure Schedule, no product or service sold, leased, or delivered by the Seller with respect to the Acquired Assets is subject to any express guaranty, warranty, or other indemnity made by the Seller.

          (t) GUARANTIES. The Seller is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person related to the Acquired Assets.

          (u)  EMPLOYEES.

               i    EMPLOYEES AVAILABLE FOR EMPLOYMENT BY THE BUYER. Section
          3(u)(i) of the Disclosure Schedule sets forth all employees of the Seller and/or their respective Affiliates who are necessary to perform services required for the operation of the Acquired Assets as currently conducted by the Seller whom the Seller will make available for employment by the Buyer as of the Closing, including such employees' compensation, positions, duties and all benefits and entitlements including accumulated leave accrued or to accrue due as of the Closing.

               ii   COMPLIANCE. Section 3(u)(ii) of the Disclosure Schedule sets forth all executive, Key Employee, and groups of employees, that the Seller or any of the Shareholders is aware, have plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. Neither the Seller nor any of the Shareholders has Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. The Seller has complied in all material respects with all applicable federal, state and local Laws regarding their respective employees.

          (v) EMPLOYEE BENEFITS. The Seller has no Employee Benefit Plan that it maintains, or to which it contributes, or has any obligation to contribute.

          (w)  ENVIRONMENTAL HEALTH AND SAFETY MATTERS.

               i    The Seller has complied in all material respects and is in compliance in all material respects with all Environmental, Health, and Safety Requirements.

               ii   The Seller has not done or omitted to do any act or thing in relation to any of the Acquired Assets which will result in any Liability being imposed on the Buyer in relation to Environmental, Health and Safety Requirements.

               iii Without limiting the generality of the foregoing, the Seller has obtained and complied in all material respects with, and is in compliance in all material respects with, all Permits that are required of the Seller pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their respective businesses.

               iv   The Seller has not received any written or oral Notice,
          report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to the Seller or their respective facilities arising under Environmental, Health, and Safety Requirements.

               v    None of the following exists at any property or facility
          owned or operated by the Seller related to the Acquired Assets: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

               vi   The Seller has not treated, stored, disposed of, arranged
          for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental, Health, and Safety Requirements.

               vii The Seller has not assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

               viii To the Knowledge of the Seller and each of the Shareholders, no facts, events or conditions relating to the past or present facilities, properties or operations of the Seller will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health and Safety Requirements. Complete copies of all certificates, documents, registrations, authorizations and Permits related to Environmental, Health, and Safety Requirements are attached to Section 3(w) of the Disclosure Schedule.

          (x)  INVESTMENT IN SHARES.

               i    The Seller understands that the Shares have not been and
          will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities Laws, and that the issuance of the Shares contemplated hereby is being made in reliance on one or more exemptions from registration under the 1933 Act and under applicable registration exemptions from state securities Laws.

               ii   The Seller is acquiring the Shares for its own account, for investment purposes only, and not with a view to any resale or distribution in violation of the registration requirements of the 1933 Act; and will not offer, sell or otherwise transfer any of the Shares except under circumstances which will not result in a violation of the 1933 Act and only after all other requirements set forth in this Agreement, the Escrow Agreement and the other agreements relating to the transactions contemplated herein and therein have been satisfied.

               iii The Seller acknowledges that investment in the Shares is highly speculative and subject to substantial risks. The Seller has adequate means of providing for its current needs and possible contingencies, and is able to bear the high degree of economic risk associated with this acquisition, including, without limitation, the possibility of the complete loss of the entire value of the Shares during the period of time in which the Shares will be held in escrow pursuant to the terms of the Escrow Agreement.

               iv   The Seller is an "accredited investor" (as such term is used in paragraph (a) of Rule 501 of Regulation D under the 1933 Act).

               v    Upon the issuance of the Shares to the Seller, and until
          such time as the same is no longer required hereunder or under applicable requirements of the 1933 Act or applicable state securities Laws, certificates representing the Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend in substantially the following form:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE STATES SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT."

               vi   A The Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of acquiring the Shares and making an informed decision.

               vii The Seller has received no representations, written or oral, from the Buyer or the Parent or their respective shareholders, officers, consultants, attorneys or agents (and their officers, directors, employees and agents), other than those contained in this Agreement or the other Transaction Documents. In making its decision to acquire the Shares, the Seller has relied solely upon this Agreement, the other Transaction Documents, and independent investigations made by it without the assistance of the Buyer or the Parent or any of their respective counsels, consultants or agents (including their officers, directors, employees and agents).

               viii The Seller represents and affirms that none of the following information has ever been represented, guaranteed or warranted to the undersigned, expressly or by implication, by any Person: (A) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Shares; or (B) the possibility that the past performance or experience on the part of any officer, director, employee, agent or affiliate of the Buyer or the Parent might in any way indicate or predict the results of ownership of the Shares or the potential success of the operations of the Buyer or the Parent.

          (y)  DISCLOSURE. The representations and warranties contained in this
     Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller and the Shareholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

          (a) ORGANIZATION OF THE BUYER. Each of the Buyer and the Parent is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, and each has full power and authority to own its assets and carry on its business as and in the places where such assets are located or such business is conducted, except where it would reasonably be expected not to have a material adverse effect on the operations or assets of their respective businesses. Complete and correct copies of the Buyer's and the Parent's respective Certificates of Incorporation, including all amendments thereto as of the date hereof, and their respective Bylaws, including all amendments thereto as of the date hereof, have been delivered or made available to the Seller. The Buyer has not conducted any business to date (other than in connection with its organization and entering into this Agreement) and is not required to have a Permit to transact business as a foreign corporation in any jurisdiction. The Parent owns beneficially, and, as of the Closing Date, the Parent owns of record all of the outstanding shares of the Buyer's capital stock free and clear of all Security Interests or any restriction with respect to the voting or disposition thereof (other than restrictions of general applicability imposed by U.S. and Singapore federal or state securities Laws), and all such shares are duty authorized, validly issued, My paid and non-assessable.

          (b) AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Parent has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to assume and perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which it is a party by the Buyer and the Parent and the performance of their respective obligations hereunder and thereunder have been duly authorized by all requisite corporate action on the part of each of them (including without limitation the adoption of this Agreement and the approval of this transaction by the Parent, as the sole stockholder of Buyer). This Agreement has been, and each other Transaction Document to which it is a party will be, duly executed and delivered by the Buyer or the Parent, as applicable, and this Agreement is, and each other Transaction Document to which it is a party, when so executed and delivered, will be, a legally valid and binding obligation of the Buyer and the Parent, respectively, enforceable against each of them in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and (ii) equitable principles limiting the availability of specific performance, injunctive relief and other equitable remedies. No Consent of, or Notice to, any Person is required as to the Buyer or the Parent in connection with its execution and delivery of this Agreement or any other Transaction Document to which it is a party, or the performance of its obligations hereunder or thereunder, or the consummation of this transaction.

          (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Buyer do not, and the execution and delivery of each other Transaction Document by the Buyer or the Parent and the performance by the Buyer and the Parent of their respective obligations hereunder and thereunder, as applicable, will not, violate any applicable Law or any provision of their respective Certificates of Incorporation or Bylaws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other Person, or result in the creation or imposition of any Security Interest upon either of them or any of their respective assets or the acceleration of the maturity or date of payment or other performance of any obligation of either of them, other than any violation, conflict, breach, default, right of termination or cancellation, excuse of performance, Security Interest or acceleration that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Buyer or the Parent or its business, assets or financial condition.

          (d) NO PROCEEDING. No Proceeding is pending, or, to the Buyer's or the Parent's Knowledge, threatened against or affecting the business, assets or operations of the Buyer or the Parent in which an unfavorable Order would prohibit, invalidate or make unlawful, in whole or in part, this Agreement or any other Transaction Document, or the carrying out of the provisions hereof or thereof or the transactions contemplated hereby or thereby.

          (e) NO ORDER. There is no Order enjoining the Buyer or the Parent in respect of, or the effect of which is to prohibit or curtail their performance of, their respective obligations under this Agreement or any other Transaction Document.

          (f) SECURITIES FILINGS. To the Buyer's Knowledge, the Parent has timely filed all reports, forms, statements and documents required to be filed by it under the 1933 Act, the Securities and Exchange Act of 1934, as amended, and any applicable rules of the Nasdaq Stock Market, Inc., all of which reports, forms, statements and other documents were, when filed, in material compliance with applicable Laws. When filed, none of such reports, forms, statements or other documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except where it would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Parent.

          (g) SHARES. The Shares have been duly authorized and, when issued in accordance with the provisions hereof, shall be validly issued, fully paid and nonassessable.

          (h) BROKERS' FEES. Neither the Buyer nor the Parent has employed or engaged any Person to act as a broker, finder or other, intermediary in connection with the transactions contemplated hereby, and no Person is entitled to any fee, commission or other compensation relating to any such employment or engagement by the Buyer or the Parent, and neither the Seller nor any of the Shareholders shall have any Liability whatsoever to any such broker, finder or intermediary.

          (i)  DISCLOSURE. The representations and warranties contained in this
     Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) GENERAL. Save to the extent that an absolute obligation is herein imposed on such Party with respect to such matter, each of the Parties will use its reasonable best efforts to take all action and to do all things necessary or proper in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

          (b) NOTICES AND CONSENTS. Save to the extent that an absolute obligation is herein imposed on such Party with respect to such matter, each of the Parties will give any Notices to third parties, and will use its reasonable best efforts to obtain any Consents, necessary to effect this transaction, as set forth in Section 6(a)(iv). Each of the Parties will give any Notices, sign and make available such applications, forms or documents, and use its reasonable best efforts to obtain the Consent of any Governmental Authority in connection with the matters referred to in Sections 3 and 4 above. Without limiting the generality of the foregoing, each of the Parties will give any further Notices, sign and make available such applications, forms or documents, that may be necessary, proper, or advisable in connection therewith and the Parties will obtain any necessary Consents from banks or other financial institutions with respect to the transactions contemplated herein.

          (c) OPERATION OF THE ACQUIRED ASSETS. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, with respect to the Acquired Assets and it will not sell, transfer, assign, pledge or grant any rights with respect to the Acquired Assets, other than in the Ordinary Course of Business. The Seller and the Shareholders will not sell, transfer, assign, pledge or grant any rights with respect to any shares of the Seller.

          (d) PRESERVATION OF BUSINESS. The Seller and the Shareholders will use their reasonable best efforts to keep the Acquired Assets substantially intact, including its present use and operation thereof, and to maintain the Seller's relationships with licensors, suppliers, customers, and employees related to the Acquired Assets in the Ordinary Course of Business.

          (e) FULL ACCESS. The Seller will permit, and the Shareholders will ensure that the Seller permits, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all of the premises, properties, personnel, books, records (including Tax records), contracts, and documents of the Seller pertaining to the Acquired Assets.

          (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written Notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Sections 3 and 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement this Agreement or the Exhibits hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (g) EXCLUSIVITY. Until July 31, 2002, or until such later date agreed upon by the Parties in the event that the Closing Date is extended pursuant to Section 2(d) above, the Seller and the directors, Key Employees, officers and shareholders of the Seller, including the Shareholders, shall not (i) enter into any agreement, understanding or arrangement relating to any Acquisition Proposal (as defined below); (ii) consider, or engage in any discussions or negotiations relating to any Acquisition Proposal; (iii) provide any information regarding the Seller, the Shareholders or their respective businesses or operations to any party (other than to representatives of the Buyer and as required by any regulatory authority) except in the Ordinary Course of Business; (iv) solicit or encourage the submission of any Acquisition Proposal; or (v) permit any representative or Affiliate of the Seller or their respective shareholders including the Shareholders, to do any of the foregoing. The term "Acquisition Proposal," as used in this Section 5(g), refers to any proposal, plan, agreement, understanding or arrangement contemplating (i) any merger, consolidation, reorganization, recapitalization or similar transaction involving the Seller; (ii) any transfer or issuance of any shares of the Seller; (iii) any transfer of any material asset of the Seller save in the Ordinary Course of Business; (iv) any sale, transfer or encumbrance of any shares of the Seller by their respective shareholders, including the Shareholders; or
     (v) any transaction that may reasonably be considered to be materially inconsistent with any of the transactions contemplated by this

     Agreement or that may have a Material Adverse Effect. In the event that the Seller, the directors, Key Employees, officers or shareholders of the Seller, including the Shareholders, breach the provisions of this Section 5(g), the Seller and the Shareholders shall be jointly and severally obliged, immediately upon demand, and in any event within five business days after demand, to pay, or cause the breaching party or parties to pay, to the Buyer a fee in the amount of One Million Five Hundred Thousand US Dollars (US$ 1,500,000.00). Such fee shall serve as liquidated damages and the exclusive remedy to the Buyer in the event of a breach of this Section 5(g).

          (h) CONFIDENTIALITY. The Buyer and the Parent acknowledge that certain information relating to or concerned with the business and affairs of the Seller, including without limitation all non-publicly available trade rights, product information, customer and supplier lists, marketing and sales data, personnel and financing and Tax matters is proprietary to the Seller, and that its confidentiality is absolutely essential to the operation of the Seller's business. Until the Closing, all of such information shall be subject PRO TANTO to the same terms and conditions as set forth in Section 8(d) below.

          (i) REGISTRATION STATEMENT. Within eight (8) months of the Closing Date, the Parent shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 covering the Shares (or other form suitable for the registration of such Shares under the 1933
     Act), which Form S-3 or other applicable form ("Registration Statement") will comply with the applicable provisions of the 1933 Act and the applicable rules thereunder. The Parent shall use its reasonable best efforts to file with the SEC such additional documents and furnish the SEC such additional information as the SEC may request or otherwise respond to the SEC's comments, if any, on the Registration Statement and any such other documents or information. The Parent shall make such changes in the Registration Statement as are appropriate based on the SEC's comments, if any, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act on or as soon as practicable after the expiration of the Escrow Agreement. The Parent shall, in its discretion, provide to the Shareholders a draft of the Registration Statement, and shall advise them of any information to be furnished to the SEC, at a reasonably sufficient time in advance in order to allow the Shareholders to review the same and give to the Parent any comments or suggestions they may have thereon. The Parent shall also furnish to the Shareholders copies of any correspondence to or from the SEC relating to the Registration Statement and advise them of the SEC's comments, if any, thereon, and shall confer with the Shareholders as to the appropriate response thereto. The Shareholders shall cooperate with the Parent in connection with the preparation and filing of the Registration Statement and in responding to any SEC comments thereon, and shall provide to the Parent, at the Parent's request, any information required to be included in the Registration Statement (including in any amendment or supplement thereto) in accordance with the 1933 Act and so that the Registration Statement shall not at the time it becomes effective contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. The Parent shall also use its reasonable best efforts to register and qualify the Shares, and to maintain such registration or qualification for so long as the Registration Statement remains effective, under applicable state legal requirements, including state blue-sky

     Laws, for offer and resale to the public. The Buyer and the Seller shall share the filing fee(s), if any, applicable to the filing of the Registration Statement with the SEC and obtaining any other registrations or qualifications hereunder.

          (j)  UNDERTAKINGS OF THE SELLER RELATING TO EMPLOYEES.

               i    The Buyer shall not be bound to in fact employ or provide
          offers of employment to any and all employees of the Seller, save as determined by the Buyer at its absolute discretion. The procedures for providing any offers of employment to selected employees and the corresponding termination of such employment by the Seller shall be notified by the Buyer.

               ii   The Seller will be responsible for and bear all salaries and other benefits and entitlement due to, and all Liabilities and obligations (including undischarged benefits and accumulated leave) due to or owing to, all employees of the Seller as of the Closing, whether arising out of the employment or the termination of employment of such employees, including where applicable such salaries, entitlements, Liabilities and obligations (including undischarged benefits and accumulated leave) that the Buyer is obliged by Law to assume by reason of continuity of employment or any operation of Law or statutory requirement or otherwise. In the event that such salaries, entitlements, Liabilities and obligations (including undischarged benefits and accumulated leave) are assumed by the Buyer as aforesaid, then the Seller and the Shareholders shall jointly and severally indemnify the Buyer for the same and pay to the Buyer on demand the full amount of the actual and contingent exposure of the Buyer.

               iii If the Buyer does not seek to employ any employee whose employment is deemed transferred by reason of any operation of Law or statutory requirement, the Seller undertakes that the Seller shall take proper steps to terminate the employment of each such employee, or offer alternative employment to such employees (accepted by the employees), which termination or said alternative employment shall take effect prior to Closing and in a manner that will not result in any Liability being incurred on the part of the Buyer, failing which the Seller shall indemnify the Buyer for the continued employment of each such employee by the Buyer after Closing, for the matters set forth in Section 5(j)(ii) above and for any Liability incurred by the Buyer in terminating any such employment after Closing.

          (k)  UNDERTAKINGS OF THE SELLER RELATING TO LEASEHOLD PROPERTY.

               i    The Seller shall furnish the documents of title of the
          Leasehold Property to the Buyer within three (3) days from the date of the execution of this Agreement, subject to an undertaking from the Buyer's solicitor to return the documents of title at any time on demand, without any lien or claim.

               ii   The Seller shall on or before Closing (a) discharge the
          outgoings of the Leasehold Property down to and including the date fixed for Closing; (b) discharge all property tax, including surcharge, down to and including the date fixed for Closing, whether the tax is levied or increased before, on or after Closing; and (c) discharge all rentals and all other monies, fees and interest payable to the Housing and Development Board of Singapore and quit rent in respect of the Leasehold Property down to and including the date fixed for Closing.

               iii The Buyer shall after the date of Closing discharge all outgoings and will be entitled to all the rentals and profits.

               iv   Where necessary, the outgoings, Tax, payments, rentals and profits are to be apportioned between the Seller and the Buyer.

               v    The Seller and the Shareholders shall jointly and severally ensure that IGEL CM Laboratory Pte Ltd, Alliance Technology And Development Limited and IGEL Far East Pte Ltd shall comply with the terms of the respective Deeds of Surrender executed or to be executed by them and described in Section 2(e) above.

               vi   The provisions of Sections 3(l) and 5(k)(i) to (v) shall not merge in the transfer/assignment of the Leasehold Property.

     (1)  UNDERTAKINGS OF THE BUYER RELATING TO LEASEHOLD PROPERTY. The
Buyer is buying the Leasehold Property with full knowledge and notice of its actual state and condition as at the date of this Agreement as regards access, repair, light and air, and the Buyer shall not be entitled to raise any objection in respect thereof.

     6.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               i    the representations and warranties set forth in Section 3
          above shall be true and correct in all material respects at and as of the Closing Date;

               ii   the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

               iii no Proceeding shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, Order, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own or to operate the Acquired Assets (and no such injunction, Order or charge shall be in effect);

               iv   the Seller and the Buyer shall have received, and there
          remains in full force and effect as of Closing, all material Consents that may be required for the proper and effective transfer of the Acquired Assets and the entry into and implementation, of the terms of this Agreement, and all material permits, licenses, authorizations and approvals that may be required for the use and operation of the Acquired Assets as of and further to Closing as the same has been used and operated by the Seller, all on terms and conditions approved by the Buyer in its discretion; such Consents, permits, licenses, authorizations and approvals shall include the Consent of the Housing and Development Board of Singapore for the transfer of the Leasehold Interest to the Buyer; the Consent of any Person having any Security Interest in respect of any of the Acquired Assets for the transfer of the Acquired Assets in the manner contemplated by this Agreement; the issue of the Certificate of Registration of Factory in favour of the Buyer for such part of the Leasehold Property to be used by the Buyer or any Person as factory or manufacturing facilities; and the issue of the use and storage of hazardous materials permit in favour of the Buyer pursuant to the Environmental Pollution Control Act (Singapore Statutes);

               v    the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied in all respects;

               vi   the Buyer shall have executed and entered into agreements
          with Stephen D. Newman and/or his respective Affiliates for the assignment and/or license of Intellectual Property Rights relevant to the business to be carried on by the Buyer, which agreements shall be reasonably acceptable to the Buyer;

               vii the Buyer shall have received from the Seller a duly executed copy of the agreement entered into between the Seller and Alliance Technology And Development Limited acting through and with the authority of its judicial manager and/or such other Persons as may be appropriate in the circumstances ("judicial agreement") for the sale of the entire share capital of the Company to the Shareholders or the Affiliates of the Shareholders, whereby the effect of which will give the Seller good and marketable title to the share capital of the Company, and will give the Seller, and consequently the Buyer, good and marketable title to the Acquired Assets, unfettered by any rights or interest or adverse claims of any Person;

               viii the Buyer shall have successfully negotiated and entered into and executed appropriate agreements ("Banking Agreements") with bankers acceptable to the Buyer (which said bankers may include the Development Bank of Singapore Limited, as the holders of an existing Security Interest in respect of the Leasehold Property and other Acquired Assets) whereby the Buyer shall as of Closing be able to refinance the Liabilities (or such part thereof as may be agreed to be assumed by the Buyer) presently secured by the Leasehold Property and/or other Acquired Assets, on terms and conditions that are reasonably acceptable to the Buyer in its discretion, and take good and marketable title to the Acquired Assets (including the Leasehold Property) pursuant to this Agreement with the Consent of the relevant bankers subject only to any Security Interest created by the Banking Agreements;

               ix   the closing of the judicial agreement and full drawdown and availability under the Banking Agreements immediately before or simultaneously with Closing;

               x    the title of the Seller to the Leasehold Property is in
          order, and shall be in order as of Closing, and is properly deduced, and shall be free of any Security Interest, save for any Security Interest arising under the Banking Agreements, or for any Security Interest which shall be discharged by the Banking Agreements immediately prior to or simultaneously with Closing;

               xi   the replies to the usual requisitions sent by the Buyer's
          solicitors to any and all Governmental Authority and results of applications for the road and drainage interpretation plans relating to the Leasehold Property being satisfactory to the Buyer, provided that "satisfactory" shall be interpreted in accordance with the laws and practices of Singapore;

               xii no Government Authority shall have acquired or served notice of any intention to acquire the Leasehold Property or the Leasehold Interest or any part thereof on or before Closing;

               xiii no notice of acquisition or intended acquisition of or affecting the Leasehold Property or the Leasehold Interest shall have been issued at any time before or at Closing;

               xiv the Seller shall have secured the written consents or binding waivers of the Housing and Development Board of Singapore to all prior breaches of any lease or agreement to lease extended by the Housing Development Board of Singapore in respect of the Leasehold Property by reason of any subleases extended or purported to be extended by the Seller to any Person, and further the written consent of the Housing Development Board of Singapore to the continuation of such sublease arrangements;

               xv   all actions to be taken by the Seller or any of the
          Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

               xvi delivery and completion in every respect of all matters to be performed by the Seller or any of the Shareholders and described in
          Section 2(e) in respect of Closing.

          The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

          (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               i    the representations and warranties set forth in Section 4
          above shall be true and correct in all material respects at and as of the Closing Date;

               ii   the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

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

               iii no Proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, Order or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, Order or charge shall be in effect);

               iv   the Seller shall have entered into the judicial agreement;

               v    the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

               vi   the Buyer shall have received from the Parent a contribution in the amount of Two Million Singapore Dollars (SGD 2,000,000.00);

               vii the loan repayment referred to in Section 8(l) shall have been made;

               viii all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, arid other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

               ix   delivery and completion in every respect of all matters to be performed by the Buyer and described in Section 2(e) in respect of Closing.

          The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7.   TERMINATION.

          (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement as provided below:

               i    the Buyer may terminate this Agreement by giving written
          Notice to the Seller and the Shareholders at any time prior to the Closing (A) in the event that any of the Seller or the Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller and the Shareholders of the breach, and the breach has continued without cure for a period of fifteen (15) days after the Notice of breach; (B) if the Closing shall not have occurred on or before July 31, 2002 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under
          Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

               ii   the Seller may terminate this Agreement by giving written
          Notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the Notice of breach, or
          (B) if the Closing shall not have occurred on or before July 31, 2002 (or such later date, if extended pursuant to Section 2), by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from any of the Seller or the Shareholders breaching any representation, warranty, or covenant contained in this Agreement).

          (b) EFFECT OF TERMINATION. Notwithstanding the termination of this Agreement, the confidentiality provisions of this Agreement shall survive.

     8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

          (a)  GENERAL.

               i    In case for a period of six (6) months after the Closing any further action is necessary or desirable to carry out the purposes of Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party; PROVIDED, HOWEVER, that the Seller and the respective Shareholders shall provide the Buyer, free of charge, with such assistance, technical and otherwise, as the Buyer may reasonably request in order to facilitate an efficient transition of the Acquired Assets and Assumed Liabilities from the Seller to the Buyer, provided that the same should not unduly interfere with the business commitments of the Seller or the respective Shareholders, as the case may be.

               ii   The Seller acknowledges and agrees that, from and after the
          Closing, the Seller shall provide the Buyer with all original documents of title relating to the Acquired Assets and copies of all documents, books, records (including Tax records), agreements and financial data, directly relating to the Acquired Assets. In any event, the Seller shall, after Closing, retain and provide the Buyer with reasonable access to the originals of all such documents, books, records (including Tax records), agreements and financial data.

          (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any Proceeding, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Acquired Assets, the other Party will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under Sections 8(h), 8(i), or 8(j) below).

          (c) TRANSITION. The Seller and the Shareholders will not take any action that is designed or intended to have the effect of discouraging any carrier, supplier, lessor, licensor, customer, or other business associate of the Seller from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller prior to the Closing. The Seller and the Shareholders will refer all inquiries of customers relating to the Acquired Assets to the Buyer from and after the Closing.

          (d) CONFIDENTIALLY. The Seller and the Shareholders shall treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with or as permitted by this Agreement. In the event that the Seller or any of the Shareholders is requested or required (by oral question or request for information or documents in any. Proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, then the Seller or the relevant Shareholder, as the case may be, will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective Order or waive compliance with the provisions of this Section 8(f). If, in the absence of a protective Order or the receipt of a waiver hereunder, the Seller or the relevant Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller or such Shareholder, as the case may be, may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller or the relevant Shareholder, as the case may be, shall use its reasonable best efforts to obtain, at the reasonable request of the Buyer, an Order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

          (e)  COVENANT NOT TO COMPETE.

     The Seller and the Shareholders jointly and severally undertake that for a period of three (3) years from and after the Closing Date each of them (other than Mr Stephen Newman) shall not, and shall not attempt to, directly or indirectly, own an interest in, operate, join, control, participate in or be retained as an officer, director, employee, agent, consultant, independent contractor, partner, shareholder, investor or principal of, any individual, person or entity engaged in a business where the majority of the sales of such business are from the development, design, manufacture and/or sale of contact lenses in any part of the world where the Buyer, Parent or their respective Affiliates are then doing business directly or indirectly through a subsidiary, joint venture, distributorship or other otherwise save as excepted below:

               i    IVC may design, develop, manufacture and/or sell any contact lenses made by lathing;

               ii   IVC may sell any contact lenses in any part of Asia
          (excluding Japan);

               iii IVC may design, develop and/or manufacture any contact lenses in any part of Asia (excluding Japan), other than contact lenses made by moulding;

               iv   IVC may design, develop, manufacture and/or sell
          non-blisterpacked contact lenses in Europe; and
               v    the Seller (other than IVC) and the Shareholders may
          participate or hold an interest in IVC,

     ("APA Non-Compete Covenant"), provided, however, that

          a. no owner of less than one percent (1%) of the outstanding stock of any publicly traded corporation shall be deemed to be engaged solely by reason thereof in any business activity in contravention hereof, and

          b. if the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          The Seller and the Shareholders jointly and severally undertake that Mr Stephen Newman shall comply with any non-compete covenants that may be extended by him in any employment contract that he makes with the Buyer provided that if for any reason whatsoever such non-compete covenants are void or unenforceable or has expired, then the APA Non-Compete Covenant herein shall be apply to, and be enforceable against the Seller and all Shareholders (including Mr Stephen Newman), jointly and severally.

          (f) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller and/or of the Shareholders contained in this Agreement shall survive the Closing and shall continue in full force and effect for a period of three (3) years thereafter, with the exception of any representations or warranties regarding Taxes of the Seller and/or of the Shareholders, which shall survive the Closing and continue in full force and effect for a period of seven (7) years thereafter. All of the representations and warranties of the Buyer contained in this Agreement shall survive the Closing and shall continue in full force and effect for a period of two (2) years thereafter.

          (g) THIRD PARTY CONSENTS. The Seller and each of the Shareholders shall use their respective best efforts to procure, and assist the Buyer in procuring any Consent required in connection with the transactions contemplated by this Agreement and not procured prior to the Closing Date.

          (h)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

               i    In the event any Seller or any of the Shareholders breaches any of its representations, warranties, undertakings and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Buyer makes a written claim for indemnification against the relevant Party or Parties within such survival period, then the Seller and the Shareholders jointly and severally agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               ii   The Seller and the Shareholders jointly and severally agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any Seller or any of the Shareholders, other than an Assumed Liability.

               iii The Seller and the Shareholders jointly and severally agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability for Taxes of any Seller related to the Acquired Assets.

               iv   The Seller and the Shareholders jointly and severally agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer and its shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the operations of the Seller or the Acquired Assets prior to the Closing.

               v    The Seller and the Shareholders jointly and severally agree to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Seller in relation to the termination of any of the employees of the Seller in their capacity as employees of the Seller who are not employed by the Buyer.

               vi   None of the Seller nor any Shareholder shall not have any
          Liability to the Buyer for any Adverse Consequences set forth in this
          Section 8(h) to the extent that such Adverse Consequences are covered by insurance or third party indemnities in favour of the Buyer provided that the Buyer shall not be required to commence any Proceeding in connection with the insurance or against the third party to collect any such amount. Further, if the Buyer does not receive such amount on such timing as it may find acceptable and does not elect to commence a Proceeding to collect such amount, then, notwithstanding the aforesaid, the Seller and the Shareholders shall be jointly and severally liable to the Buyer for the said Adverse Consequence, provided that if the Seller and the Shareholders shall make, full payment of the Liability in respect of such Adverse Consequence to the Buyer, the Buyer shall assign (if such right is assignable) its right to collect such amount in respect of the insurance or from the third party to the Seller.

               vii Notwithstanding anything contained herein to the contrary, none of the Seller nor any of the Shareholders shall have any Liability to the Buyer as a result of any breach of any representation, warranty or covenant, to the extent that the Buyer was informed in writing by the Seller that such representation, warranty or covenant was incorrect prior to the Closing Date, except when such breach is the result of fraud or willful misconduct.

          (i) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER AND THE SHAREHOLDERS.

               i    In the event the Buyer breaches any of its representations, warranties, undertakings and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section 8(f) above, provided that the Seller and the Shareholders make a written claim for indemnification against the Buyer within such survival period, then the Buyer agrees to indemnify the Seller and the Shareholders from and against the entirety of any Adverse Consequences the Seller and the Shareholders may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach.

               ii   The Buyer agrees to indemnify the Seller and the
          Shareholders from and against the entirety of any Adverse Consequences the Seller and the Shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Buyer's operation of the Acquired Assets after the Closing.

               iii The Buyer shall not have any Liability to the Seller or any of the Shareholders for any Adverse Consequences set forth in this
          Section 8 to the extent that such Adverse Consequences are covered by insurance or third party indemnities in favor of the Seller or such Shareholder provided that none of the Seller or such Shareholder shall be required to commence any Proceeding in connection with the insurance or against the third party to collect any such amount. Further, if the Seller or such Shareholder does not receive such amount on such timing as it may find acceptable and does not elect to commence a Proceeding to collect such amount, then, notwithstanding the aforesaid, the Buyer shall be liable to the Seller and the Shareholders for the said Adverse Consequence, provided that if the Buyer shall make fall payment of the Liability in respect of such Adverse Consequence to the Seller and the Shareholders, the Seller and the Shareholders shall (if such rights are assignable) assign their rights to collect such amount in respect of the insurance or from the third party to the Buyer.

               iv   Notwithstanding anything contained herein to the contrary, the Buyer shall have no Liability to the Seller or the Shareholders as a result of any breach of any representation, warranty or covenant, to the extent that the Seller or the Shareholders were informed in writing by the Buyer that such representation, warranty or covenant was incorrect prior to the Closing Date, except where such breach is the result of fraud or willful misconduct.

          (j)  MATTERS INVOLVING THIRD PARTIES.

               i    If any third party shall notify any Party (the "Indemnified
          Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               ii   Any Indemnifying Party will have the right to defend the
          Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given Notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               iii So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(j)(i) and (ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written Consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written Consent of the Indemnified Party (not to be withheld unreasonably).

          (k) NATURE AND LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. The obligations of the respective Parties comprising the Seller and the Shareholders under Sections 8(h) and 80) are joint and several. Notwithstanding the provisions of Section 8(h), through 80) above, none of the Parties shall be obligated to indemnify or pay damages to any other Party or Parties, as the case may be, from and against any Adverse Consequences arising from or related to this Agreement unless and until such Adverse Consequences arising from or related to this Agreement exceed One Hundred Thousand US Dollars (US$ 100,000.00); PROVIDED, HOWEVER, that the aggregate amount required to be paid by any Party in order to indemnify or pay damages to any other Party or Parties, as the case may be, from and against any Adverse Consequences arising from or related to this Agreement shall not exceed Five Million US Dollars (US$ 5,000,000.00). Notwithstanding the foregoing, any claims brought by a Party against another Party or Parties for fraud or willful misconduct shall not be subject to the foregoing limitations.

          (L) REPAYMENT OF LOANS. At the Closing, subject to the terms and conditions of this Agreement, the Buyer shall repay any loans made to any of the

     Seller by Mr. Sinduchajana Sulistyo after January 31, 2002 up to an aggregate amount equal to One Million Singapore Dollars (SGD1,000,000.00).

          (m) LICENSE RIGHTS. The Seller agrees that notwithstanding anything to the contrary herein, the Seller shall be deemed on Closing to have extended to the Buyer an irrevocable, unconditional, perpetual and royalty free license to use for any lawful purpose, any and all trademarks, service marks, logos, tradenames, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, that are presently owned or used by the Seller in connection with the manufacture or exploitation of moulded contact lenses. Provided that the Buyer and the Company undertakes in favour of the Seller that it will not do any action or thing which will prejudice, diminish or adversely affect in any material respect, the good name or repute of the Seller, or cause the Seller to suffer or incur any Liabilities or be subject to any Proceedings. The Seller further agrees to allow the Buyer to jointly use any domain names and hostnames owned by the Seller and to jointly use and/or create a link to all internet addresses and websites owned or used by the Seller for a period of six (6) months after closing.

     9. ESCROW AGREEMENT. At the Closing, an amount of 700,000 of the Shares shall be deposited with an Escrow Agent mutually agreed upon by the Seller and the Buyer, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement. In the event of any conflict between the terms of this Agreement and the Escrow Agreement, the terms of the Escrow Agreement shall govern. All costs and fees of the Escrow Agent for establishing and administering the Escrow Fund shall be borne equally by the Buyer and the Seller. Upon compliance with the terms hereof, the Buyer shall be entitled to obtain indemnity first from the Escrow Fund for all Adverse Consequences covered by the indemnity provided for in Section 8 above. If the Escrow Fund is not sufficient to cover any such Adverse Consequences covered by
Section 8 above, then the Buyer shall be entitled to seek payment directly from any or all of the Seller and the Shareholders jointly and severally. The form of the Escrow Agreement is attached hereto as Exhibit H.

     10.  MISCELLANEOUS

          (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

          (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) ENTIRE AGREEMENT. Except to the extent expressly incorporated by reference herein, this Agreement, and the Exhibits and Schedules hereto (including the documents referred to herein), constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that the Buyer may
     (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) COUNTERPARTS. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) NOTICES. All Notices, requests, demands, claims, and other communications hereunder will be in writing. Any Notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     IF TO THE SELLER:
     139 Joo Seng Road #01-01
     ATD, Centre 368362
     Singapore
     Attention: Mr. Sinduchajana Sulistyo

     COPIES TO:
     Robert Wong & Company
     95 South Bridge Road #07-05
     Pidemco Centre
     058717 Singapore
     Attention: Mr. Robert Wong

     Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
     750 Lexington Avenue
     New York, NY 10022-1200
     Attention: Mr. Jason Bitsky

     IF TO THE SHAREHOLDERS:

     Mr. Sinduchajana Sulistyo
     139 Joo Seng Road #01-01
     ATD, Centre 368362
     Singapore

     Mr. Stephen D. Newman
     139 Joo Seng Road 401-01

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

     ATD, Centre 368362
     Singapore

     IF TO THE BUYER:
     IGEL Acquisition Pte Ltd
     66 East Wadsworth Park Drive
     3rd Floor, Draper, Utah 84020
     Attention: Mr. Jonathan C. Coon

     C0PIES TO:

     1-800 Contacts, Inc.
     66 East Wadsworth Park Drive
     3rd Floor, Draper, Utah 84020
     Attention: Mr. Joe Zeidner, General Counsel
     Ballard, Spahr, Andrews & Ingersoll LLP
     201 South Main Street, Suite 600
     Salt Lake City, Utah 84111
     Attention: Mr. David R. Rudd

     Any Party may send any Notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such Notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party Notice in the manner herein set forth.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Utah without giving effect to any choice or conflict of Law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application, of the Laws of any jurisdiction other than the State of Utah.

          (i) DISPUTE RESOLUTION. Any disputes arising under this Agreement or connected herewith shall solely and exclusively be settled by an arbitration to be conducted in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect. Such binding arbitration shall be conducted before a panel of three (3) arbitrators that shall be comprised of one (1) arbitrator designated by each Party and a third arbitrator designated by the two (2) arbitrators selected by the Parties. Unless the parties agree otherwise, the arbitration proceedings shall take place in Singapore, and the arbitrators shall apply the Laws of the State of Utah, USA, to all issues in dispute. All arbitration proceedings hereunder shall be conducted in English. The findings of the arbitrators shall be final and binding on the parties. Judgment may be entered in any court of appropriate jurisdiction, or application may be made to that court for a judicial acceptance of the award and an Order of enforcement, as the party seeking to enforce that award may elect.

          (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence,

          (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l) EXPENSES. Each of the Buyer, the, Seller and the Shareholders will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof

          (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding instituted in accordance with Section 10(i) above, in addition to injunctive relief and any or all other remedies applicable at Law or in equity in any court of applicable jurisdiction.

*****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE BUYER:

IGEL ACQUISITION CO. PTE LTD

By:  /s/ Jonathan C. Coon
    ---------------------------------
Its:     Chairman
     --------------------------------

THE SELLER:

COMPANY
IGEL VISIONCARE PTE LTD

By:  /s/ Sinduchajana Sulistyo
    ---------------------------------
Its:     Director
     --------------------------------


THE IGEL SUBSIDIARIES:

IGEL C.M. LABORATORY PTE LTD

By:  /s/ Stephen D. Newman
    ---------------------------------
Its:    Director
     --------------------------------


INTERNATIONAL VISION LABORATORIES PTE LTD

By:  /s/ Stephen D. Newman
    ---------------------------------
Its:    Director
     --------------------------------

SHAREHOLDERS:

/s/ Stephen D. Newman
-------------------------------------
Stephen D. Newman


/s/ Sinduchajana Sulistyo
-------------------------------------
Sinduchajana Sulistyo

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